UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 5, 2007

WINSONIC DIGITAL MEDIA GROUP, LTD.
(Exact name of registrant as specified in its charter)

Nevada	000-32231	52-2236253
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

101 Marietta Street, Suite 2600
Atlanta, GA 30303
(Address of principal executive offices) (Zip Code)

(404) 230-5705
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 1.01 Entry into a Material Definitive Agreement.

On November 5, 2007, Winsonic Digital Media Group, Ltd. (the “Company”) entered into a Settlement Agreement and Mutual Release (the “Agreement”) with Eric Young which resolved the Eric Young vs. Winsonic Digital Media Group, Ltd. legal proceeding and released the Company from any liability with respect thereto, provided that Mr. Young does not rescind the Agreement on or before the time period specified therein.  Pursuant to the Agreement, the Company is required to pay $120,000, minus applicable federal, state and local tax withholdings, to Mr. Young in settlement of his claims for wages earned and owed; $55,000 in settlement of his claims for consultant fees earned; and $75,000 in settlement of his claim for intentional torts.  In addition, the Company must pay $5,000 to Beverly Adams, Mr. Young’s attorney, in full satisfaction of all attorney’s fees, costs and expenses incurred by anyone representing Mr. Young against the Company.  The payments will be made in installments, paid out over a period ranging from November 7, 2007 to February 27, 2008.

In addition to the monetary awards, the Agreement obligates the Company to issue Mr. Young a vested stock option or warrant to purchase up to 380,000 shares of restricted common stock, par value $0.001, of the Company at an exercise price of $1.00 per share.  These securities will be issued in reliance on the registration exemption provided by Section 4(2) of the Securities Act of 1933, as amended.

The foregoing description of the Agreement does not purport to be complete and is qualified in its entirety by reference to the Agreement, which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure contained in Item 1.01 is incorporated herein by reference.

Item 3.02 Unregistered Sales of Equity Securities.

The disclosure contained in Item 1.01 is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibit

10.1	Settlement Agreement and Mutual Release dated November 5, 2007, by and between Company and EricYoung.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 9, 2007

WINSONIC DIGITAL MEDIA GROUP, LTD.

By:	/s/ Winston Johnson
Winston Johnson
Chairman of the Board and CEO